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                                                                Exhibit 3.2A


                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                       THE ASHTON TECHNOLOGY GROUP, INC.

                -----------------------------------------------
                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware
                -----------------------------------------------

        The Ashton Technology Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

        1. The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on February 16, 1994 and amendments to the Certificate of Incorporation were subsequently duly filed and recorded (the Certificate of Incorporation together with such amendments shall be hereinafter referred to as the "Certificate of Incorporation").

        2. The first paragraph of ARTICLE FOURTH of the Certificate of Incorporation is hereby amended to read in full as follows:

            FOURTH: The total number of all classes of stock which the Corporation shall have authority to issue shall be 103,000,000, of which 100,000,000 shares shall be common stock, having a par value of $0.01 per share, and of which 3,000,000 shares shall be preferred stock, having a par value of $0.01 per share.

        3. The aforesaid amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
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        IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by its Chief Executive Officer and attested by its Secretary this thirteenth day of October, 2000.

                                        THE ASHTON TECHNOLOGY GROUP, INC.


                                        By:  /s/ Fredric W. Rittereiser
                                           ------------------------------------
                                                  Fredric W. Rittereiser
                                           Chairman and Chief Executive Officer


[Corporate Seal]

Attest:

By:  /s/ Mark I. Salvacion
   -----------------------------
        Mark I. Salvacion
            Secretary

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